Exhibit 5.1

April 28, 2010

Retail Opportunity Investments Corp.
3 Manhattanville Road
Purchase, New York  10577

Ladies and Gentlemen:

We have acted as counsel to the Retail Opportunity Investments Corp. (the "Company") in connection with a registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), relating to possible offerings from time to time by the Company of: (1) its common stock, par value $0.0001 per share ("Common Stock"); (2) its preferred stock, par value $0.0001 per share ("Preferred Stock"); (3) its depositary shares representing shares of Preferred Stock ("Depositary Shares"); (4) warrants entitling the holders to purchase Common Stock, Preferred Stock or Depositary Shares ("Warrants"); and (5) rights entitling the holders to purchase Common Stock ("Rights").

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

1.	The Company is duly incorporated as a corporation under the laws of the State of Delaware and is in good standing.

2.
When the board of directors of the Company (the "Board") authorizes the issuance of authorized but unissued Common Stock and in accordance with that authorization that Common Stock (a) is sold for at least its par value as contemplated in the Registration Statement or (b) is issued on exercise of a right to convert Preferred Stock, Depositary Shares, on exercise of Warrants or on the exercise of Rights, which are sold for more than the par value of the Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Stock will be legally issued, fully paid and non-assessable.

3.
When the Board authorizes the creation and sale of one or more series of Preferred Stock in accordance with the provisions of the Company's amended and restated articles of incorporation relating to the issuance of Preferred Stock and in accordance with that authorization that Preferred Stock is (a) sold for at least its par value as contemplated in the Registration Statement or (b) issued on conversion of other series of Preferred Stock or on exercise of Warrants, which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, that Preferred Stock will be legally issued, fully paid and non-assessable.

4.
When the Board authorizes the creation and sale of Depositary Shares representing interests in shares of particular series of Preferred Stock and in accordance with that authorization those Depositary Shares are (a) sold for at least the par value of the underlying Preferred Stock as contemplated in the Registration Statement or (b) issued on conversion of other series of underlying Preferred Stock or exercise of Warrants, which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated by the Registration Statement, those Depositary Shares will be legally issued, fully paid and non-assessable

5.
When the Board authorizes the issuance of Warrants which provide for the issuance of Common Stock, Preferred Stock or Depositary Shares upon payment of consideration equal at least to the par value of the Common Stock, Preferred Stock or Depositary Shares being issued, if applicable, and which do not contain provisions which violate applicable law, and in accordance with that authorization those Warrants are issued as contemplated in the Registration Statement, those Warrants will constitute valid and legally binding obligations of the Company.

6.
When the Board authorizes the issuance of Rights which provide for the right to purchase Common Stock, upon payment of consideration equal at least to the par value of the Common Stock being issued, and which do not contain provisions which violate applicable law, and in accordance with that authorization those Rights are issued as contemplated in the Registration Statement, those Rights will constitute valid and legally binding obligations of the Company.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP